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                             FORM OF
CONSENT, AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 4
                       TO PARENT GUARANTY


     This Consent and Amendment Agreement (the "Agreement") is made as of this 2nd day of May 2000 by and among Union Bank of Norway, as Agent (the "Agent"), Union Bank of Norway, First Union National Bank, Den norske Bank ASA, Banque Nationale de Paris Oslo Branch, Landesbank Schleswig-Holstein Girozentrale Copenhagen Branch, and Summit Bank, as Banks (collectively the "UBN Banks"), Summit Bank, as Working Capital Agent and Documentation Agent (together, the "Working Capital Agent"), Alpharma U.S. Inc. ("Borrower") and Alpharma Inc. ("Parent Guarantor").


                       W I T NE S S E TH:

     WHEREAS, the Borrower, the UBN Banks, the Agent and the Working Capital Agent are parties to that certain Credit
Agreement dated as of January 20, 1999, as amended by an Amendment No. 1 dated as of April 16, 1999 and an Amendment No. 2 dated as of April 19, 2000 (the "UBN Credit Agreement") pursuant to which the UBN Banks made available to the Borrower loan facilities in the aggregate original principal amount of $300,000,000;

     WHEREAS, the Parent Guarantor has executed and delivered a Parent Guaranty dated as of January 20, 1999, as amended by an Amendment No. 1 dated as of April 16, 1999, an Amendment No.2 dated as of September 9, 1999 and an Amendment No. 3 dated as of April 19, 2000 (the "Parent Guaranty"), pursuant to which it guaranteed the obligations of the Borrower under the UBN Credit Agreement and the other Loan Documents;

     WHEREAS, the Borrower, the Parent Guarantor, the UBN Banks, the Agent and the Working Capital Agent have agreed to amend the UBN Credit Agreement on the terms and conditions set forth herein in order to allow the Borrower (i) to enter into that certain Credit Agreement dated as of May 2, 2000 among the Borrower, the Guarantors party thereto, First Union National Bank, as Administrative Agent, Summit Bank, as Syndication Agent,
Den norske Bank ASA, as Documentation Agent, Union Bank of Norway and First Union Securities, Inc., as Co-Arrangers, and the Banks party thereto (the "FUNB Banks") (such Credit Agreement referred to herein as the "FUNB Credit Agreement") and (ii) to grant to and cause certain of its domestic Subsidiaries to pledge all of their assets as security to the Collateral Agent (as defined in the FUNB Credit Agreement) for the benefit of the FUNB Banks and the UBN Banks; and

     WHEREAS, the Borrower, the Parent Guarantor and the Banks have agreed to amend the Parent Guaranty on the terms and conditions set forth herein in order to modify the priority of payment of Net Cash Proceeds from asset sales and certain other changes.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows (unless the context clearly provides otherwise, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the UBN Credit Agreement):


1.   AMENDMENTS TO THE UBN CREDIT AGREEMENT

     1.1 Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term "Credit Support Document" to read in its entirety as follows:

               "Credit Support Document" means the
          Parent Guaranty, the Subsidiary Guaranties, the Pledge Agreements, the Assignment of Intercompany Note, the Acquisition Related
          Guaranties, the Collateral Agency and Sharing
          Agreement, the Shared Security Documents (as defined in the Collateral Agency and Sharing
          Agreement) and any other document that
          provides for the guarantee of the obligations of the Loan Parties under the Loan Documents or that creates, or purports to create, a Lien in favor of, or for the benefit of, the Agent, the Banks or the Collateral Agent.

     1.2 Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new defined terms in correct alphabetical order:

               "Alpine Acquisition" means the
          acquisition by the Parent Guarantor and
          Alpharma (Luxembourg) Sarl of certain of the assets of the medicated feed additive business of Hoffman-LaRoche.

               "Collateral Agency and Sharing
          Agreement" means the Collateral Agency and Sharing Agreement dated as of May 2, 2000 among the Borrower, the Parent Guarantor, the Subsidiary Guarantors (as defined in the FUNB
          Credit Agreement), the banks party to the FUNB Credit Agreement, the Administrative
          Agent (as defined in the FUNB Credit
          Agreement), the Banks, the Agent and the Collateral Agent (as the same may be amended or modified from time to time).

               "Collateral Agent" means First Union
          National Bank, in its capacity as Collateral
          Agent under the Collateral Agency and Sharing
          Agreement, or any successor in such capacity.

               "FUNB Credit Agreement" means that
          certain Credit Agreement dated as of May 2, 2000 among the Borrower, the Guarantors party thereto, First Union National Bank, as administrative agent, Summit Bank, as syndication agent, Den norske Bank ASA, as documentation agent, and Union Bank of Norway and First Union Securities, Inc., as co-arrangers (as the same may be amended or modified from time to time).


     1.3 Section 8.7 is hereby amended and restated in its entirety as follows:

               8.7 Application of Proceeds.  The
          Borrower shall use the proceeds of the loans
          (i) to refinance Indebtedness existing at the date hereof of the Borrower under the Summit
          Bank Facility, the Prior UBN Facility and the
          Vancomycin Facility Agreement, (ii) general corporate purposes, and (iii) to pay a portion of the purchase price and related fees and expenses in connection with the Alpine Acquisition (as defined in the FUNB
          Credit Agreement (as hereinafter defined).


     1.4 The following new Article XIII entitled "Security" is hereby inserted immediately following Article XII:

               13.1 Granting of Security.

                    In the event that (a) a Security
               Event (as defined under the FUNB Credit
               Agreement) shall occur and (b) any Loans or any other amounts shall remain unpaid or any Bank shall have any Commitment hereunder, the liens and security interests granted to the Collateral
               Agent in accordance with Article III of the FUNB Credit Agreement shall also secure the Loans and the other liabilities of the Loan Parties under the Loan Documents so that the liens and the security interests so granted shall at all times secure all obligations under the Loan Documents and under the FUNB Credit Agreement (and related loan documents) equally and ratably. Article
               III of the FUNB Credit Agreement
               together with the defined terms used in
               such Article III are collectively
               referred to herein as the "Security
               Grant").  The Security Grant is
               incorporated herein by reference,
               mutatis mutandis, as if set forth at
               length herein for the benefit of the
               Banks.


2.   AMENDMENTS TO THE PARENT GUARANTY:

     2.1 Section 7(a) of the Parent Guaranty is hereby amended by inserting the following immediately at the end thereof as new sub-clause (xi):

                    (xi) Liens granted and/or created
               pursuant to the Collateral Documents (as such term is defined in the FUNB Credit
               Agreement).

     2.2 Section 7(c) of the Parent Guaranty is hereby amended to add a new sentence at the end of such Section 7(c) as follows:

                    Notwithstanding anything to the
               contrary contained in this Section 7(c), or any other provision hereof, any Net
               Cash Proceeds of any disposition of
               assets covered by this Section 7(c)
               shall first be applied towards
               prepayment of any loans and interest
               accrued thereon then outstanding under
               the FUNB Credit Agreement, and then
               shall be applied in the manner set forth in Section 7(c) of the Parent Guaranty.

     2.3 Section 7(f) of the Parent Guaranty is hereby amended by inserting immediately after subsection (I) thereof the following as new subsection (J):

                    (J)  Indebtedness incurred under
               the FUNB Credit Agreement, up to a
               maximum principal amount of
               $225,000,000.


3.   CONSENT

     3.1 Each of the UBN Banks hereby consents to and authorizes the Agent to enter into and execute on behalf of each of the UBN
Banks that certain Collateral Agency and Sharing Agreement in substantially the form of Exhibit A, attached hereto and made a party hereof, with such changes as the Agent, in its reasonable discretion, deems necessary to effectuate the purpose of such agreement and each of the UBN Banks agrees to be bound by such Collateral Agency and Sharing Agreement.

3.2 The Borrower hereby agrees with the Banks, the Agent and the Working Capital Agent that if at any time there is an increase in the interest rate applicable to the loans made under the FUNB Credit Agreement, then the interest rate applicable to the Loans made under the UBN Credit Agreement shall also increase by an equal amount, such increase to take effect concurrently with any such increase under the FUNB Credit Agreement and without the requirement of any further action on the part of the Borrower, the Banks, the Agent or the Working Capital Agent (including, without limitation, the giving of any notice); provided, however, that promptly upon any such increase taking effect (and in any event no later than 10 days thereafter), the Borrower agrees to execute and deliver such agreements, instruments and other documents as the Agent may reasonably request in order to document such increased interest rate.

4.   REPRESENTATIONS AND WARRANTIES

     4.1 Each of the Borrower and the Parent Guarantor represents and warrants as follows:

          (a) Due Authorization. It has the power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform this Amendment and the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment in accordance with their respective terms. It has duly executed and delivered this Amendment by all necessary action, and this Amendment and the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment are its legal, valid and binding obligations enforceable in accordance with their respective terms under all Applicable Law, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

(b) Compliance with Law, etc. Its execution and delivery of this Amendment and the performance of this Amendment and the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment in accordance with their respective terms do not and will not (i) violate any provision of any applicable laws, orders, rules or regulations presently in effect or (ii) conflict with, result in a breach of or constitute a default under its organizational documents or any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound.
(c) Governmental Regulation. It is not required to obtain any governmental authorization, consents, orders or approvals in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated by each of this Amendment and the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment.
(d) Consents. All consents and approvals necessary for the making and performance of this Amendment and the transactions contemplated hereby have been obtained and the same are in full force and effect.
(e) Validity. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Amendment and the UBN Credit Agreement or the Parent Guaranty, as the case may be, as amended by this Amendment and (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the UBN Credit Agreement or the Parent Guaranty, as the case may be, as so amended.
(f) Representations; No Defaults. The representations and warranties contained in Article VII of the UBN Credit Agreement and in Section 5 of the Parent Guaranty are true and correct, and no Default or Event of Default has occurred and is continuing.

5.   MISCELLANEOUS

     5.1 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

5.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE PARENT GUARANTOR, THE BANKS, THE AGENT AND THE WORKING CAPITAL AGENT WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.3 Counterparts, Telecopied Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each of the parties hereto acknowledges and agrees that telecopy transmission to the Agent of signature pages hereof purporting to be signed on behalf of such party shall constitute effective and binding execution and delivery hereof by such party.
5.4 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.
5.5 Loan Document. The parties hereto acknowledge that this Amendment and the Collateral Documents (as such term is defined in the FUNB Credit Agreement) shall each be a "Loan Document" as such term is defined in the UBN Credit Agreement and the Parent Guaranty.
  [Signature Page 1 of 2 to Consent, Amendment No. 3 to Credit
                            Agreement
             and Amendment No. 4 to Parent Guaranty]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date and year first above written.

                              ALPHARMA U.S. INC.


                              By: __________________________
                                     Name:
                                     Title:

                              ALPHARMA INC.


                              By: __________________________
                                     Name:
                                     Title:


                              UNION BANK OF NORWAY, as Agent


                              By: ___________________________
                                     Name:
                                     Title:

                              UNION BANK OF NORWAY


                              By: ___________________________
                                     Name:
                                     Title:


                              DEN NORSKE BANK ASA


                              By :___________________________
                                     Name:
                                     Title:

  [Signature Page 2 of 2 to Consent, Amendment No. 3 to Credit
                            Agreement
             and Amendment No. 4 to Parent Guaranty]

                              FIRST UNION NATIONAL BANK


                              By___________________________
                                   Name:
                                   Title:

                              SUMMIT BANK, as Working Capital
Agent


                              By: __________________________
                                     Name:
                                     Title:


                              SUMMIT BANK


                              By___________________________
                                   Name:
                                   Title:


                              BANQUE NATIONALE DE PARIS OSLO
                              BRANCH


                              By___________________________
                                   Name:
                                   Title:



                              LANDESBANK SCHLESWIG-HOLSTEIN
                              GIROZENTRALE
                              COPENHAGEN BRANCH


                              By___________________________
                                   Name:
                                   Title:

           ACKNOWLEDGMENT AND CONSENT OF LOAN PARTIES

Each of the undersigned acknowledges the foregoing Amendment and agrees that its obligations under each Loan Document to which it is a party is and shall remain unimpaired and in full force and effect.

ALPHARMA INC.


By: __________________________
       Name:
       Title:


ALPHARMA USPD INC.


By: __________________________
       Name:
       Title:


ALPHARMA INTERNATIONAL HOLDINGS INC.
(formerly known as Alpharma U.K. Holding Inc.)


By: __________________________
       Name:
       Title: